UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

LENNOX INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2009, Lennox International Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached hereto as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 4, 2009, the Company announced that its Allied Air Enterprises Inc. subsidiary plans to consolidate operations from Blackville, South Carolina into its current operations in Orangeburg, South Carolina and the LII United Products facility in Saltillo, Mexico. The transition of production from Blackville to the other facilities will take place in phases starting in 2009 and is expected to be completed within two years. The Company believes consolidating its Blackville factory operations into Orangeburg and Saltillo is necessary to further improve its operating efficiency, eliminate redundant fixed costs, and provide its customers with improved service.

The Company expects to incur restructuring charges related to these activities of approximately $12 million, primarily in the first quarter of 2009, and expects annual savings of $5 million beginning 2011. Included in these charges are the following estimated costs:

•	One-time employee termination expense of approximately $3.5 million consisting primarily of severance and related fringe benefits; and

•
Other associated costs in the range of $8.5 million which include (i) loss on disposal of certain long-lived assets and relocation costs for equipment and inventory of approximately $6.5 million, and (ii) other associated costs of approximately $2.0 million.

The above estimated costs are currently expected to result in short-term cash outlays of approximately $6.6 million.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words “expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: February 5, 2009

By: /s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 5, 2009